Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202110), Form S-8 (No. 333-185641, No. 333-181878, No. 333-156335, No. 333-138545, No. 333-127936, No. 333-84638, No. 333-66833, No. 333-207844) and Form S-4 (No. 333-179267, No. 333-30545, No. 333-208356) of Lam Research Corporation of our report dated August 7, 2015 relating to the financial statements and financial statement schedule of KLA-Tencor Corporation, which appears in this Current Report on Form 8-K of Lam Research Corporation.

/s/ PricewaterhouseCoopers LLC

San Jose, California

May 23, 2016